Exhibit (5)(a)

Form of Application

Exhibit 5

Application to: National Home Life Assurance Company

For: A Flexible Premium Multi-Funded Variable Annuity

Complete this application and mail with your payment to:	National Home Life Assurance Company Post Office Box 32700
Louisville, Kentucky 40232

Please check all appropriate boxes.

Type of Plan	I would like to purchase an: ☐ A Unit Contract ☐ B Unit Contract

Initial Purchase Payment:

1.	Contract Owner Information	☐ Male ☐ Female
Name
			First	Middle	Last

Mailing Address
	Street	City	State	Zip

Telephone	( )	Soc. Sec. #	Date of Birth

2.	Annuitant Information	☐ Check if same as Contract Owner.
☐ Male ☐ Female
Name
			First	Middle	Last

Mailing Address
	Street	City	State	Zip

Telephone	( )	Soc. Sec. #	Date of Birth

3.	Owner’s	Name
	Designated Beneficiary		First	Middle	Last

(Complete if	Telephone	( )	Soc. Sec. #	Date of Birth
Owner & Annuitant are not the same.)

4.	Joint Contract Owner	☐ Male ☐ Female
	Information (Not applicable to	Name
	Qualified Contracts.)		First	Middle	Last

Mailing Address
	Street	City	State	Zip

Telephone	( )	Soc. Sec. #	Date of Birth

5.	Annuitant’s	(a) Primary Beneficiary
	Beneficiary(ies)	Name
			First	Middle	Last

Soc. Sec. #	Date of Birth	Relationship to Annuitant

(b) Secondary Beneficiary (in the event the Primary Beneficiary predeceases the Annuitant)

Name
	First	Middle	Last

Soc. Sec. #	Date of Birth	Relationship to Annuitant

6.	Type of Annuity	☐ Non Qualified ☐ Qualified:
	(Check all appropriate boxes.)	☐ IRA ☐ SEP/SAR-SEP ☐ 403(b) If qualified please complete the Qualified Plan Transfer Form or the Qualified Plan Rollover Form, as appropriate.

7.	1035(a) Exchanges	Is this a 1035(a) Exchange? ☐ Yes ☐ No If yes, list company name(s) below:

8.	Replacement Annuity	Will the annuity applied for here replace any life insurance or annuity from this or any other company? ☐ Yes ☐ No If “Yes,” give full name of company and policy number below:

Company Name:	Policy Number:

Form No. 3-VA (6/92)	FM-0930 (1/94)

9.	Your Initial Purchase Payment	You may allocate your Initial Purchase Payment to as many of the Annuity’s subaccounts or Fixed Account Options as you like. Please indicate each allocation below as a percentage of your Initial Purchase Payment; note that the minimum balance per portfolio must be at least $1,000. Please use whole percentages, and be sure that your allocations total 100%.

		Fidelity Money Market Portfolio	%
		Fidelity Asset Manager Portfolio	%
		Dreyfus Asset Allocation Portfolio	%
		Strong Discovery Fund II	%
		1 Yr. Guaranteed Index Rate Option	%
		5 Yr. Guaranteed Index Rate Option	%
		5 Yr. Guaranteed Equity Option	%
		Total	%

Future purchases may be allocated as shown above; or, you may select a different allocation at the time of your purchase, if you prefer. I understand that my Initial Purchase Payment will be allocated to the Money Market Portfolio until the end of the Free Look Period, at which point it will be allocated as shown above.

10.

Dollar Cost Averaging

Minimum transfer per Subaccount or Fixed Account Option, per month: $250. Note: to establish dollar cost

averaging you must

have allocated

sufficient funds to the Money Market

Portfolio (see #9 above).

Each month, please dollar cost average from the Money Market Portfolio the following amounts over the period indicated below:
		$ Fidelity Money Market Portfolio	☐ 12 months ($5,000 min. Purchase Payment)
		$ Fidelity Asset Manager Portfolio	☐ 24 months ($10,000 min. Purchase Payment)
		$ Dreyfus Asset Allocation Portfolio	☐ 36 months ($15,000 min. Purchase Payment)
$ Strong Discovery Fund II
		$ 1 Yr. Guaranteed Index Rate Option	See prospectus for additional details.
$ 5 Yr. Guaranteed Index Rate Option
$ 5 Yr. Guaranteed Equity Option

11.	Commencement of Annuity Payments

The Annuitant will begin receiving Annuity Payments on the first day of the month on or after the Annuitant’s 85th birthday, or an earlier date if specified below. Note: qualified money may be subject to earlier distribution rules. You may amend this election in the future.

Annuity Start Date:

12.	Statement of Owner(s)	I/We acknowledge receipt of a current prospectus, declare that all statements in this Application are true to the best of our knowledge and belief, and agree that this Application shall be a part of the annuity Contract issued by the Company. We understand that certain payments and values provided by the Contract will vary as to dollar amount to the extent they are based on the investment experience of the selected Subaccount(s). With this in mind, we feel the Contract applied for will meet anticipated financial needs. The accumulation values under the Separate Account provisions of the Contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

Dated on:	at:

		X	X
		Signature of Owner	Signature of Joint Owner (if one is designated)

13.	Telephone Exchange Authorization	I/We authorize National Home Life Assurance Company (NHL) to honor my telephone instructions in order to make exchanges among the Contract’s subaccounts and fixed account options. I/We hereby acknowledge that all telephone instructions given pursuant to this Authorization are subject to the conditions set forth in the prospectus and that NHL will not be liable for any loss, liability, cost, or expense for acting in accordance with such instructions believed by them to be genuine in accordance with the procedures set forth in the prospectus.

		X	X
		Owner’s Signature	Joint Owner’s Signature

14.	Agency/Agent Information	To the best of my knowledge, the annuity applied for here ☐ does ☐ does not replace any life insurance or annuity in this or any other company. I hereby certify that I witnessed the signature(s) in Section 12 above and that his/her answer to the question above is true to the best of my knowledge and belief.

		Agent’s Name:	Agency:

Agent’s Address:

Agent’s Signature:	Agent’s License Number:

Agent Number:	Telephone Number: